Exhibit 10.9

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT, (the “Agreement”) dated January 31, 2006, (the “Redemption Date) is made by and between Golden Grain Energy, LLC (the “Company”), and Fagen Energy, LLC (“Fagen”) for the purpose of setting forth the terms and conditions under which the Company shall redeem 3,000,000 of its Class A membership units (the “Units”) from Fagen.

WITNESSETH:

WHEREAS, Fagen purchased the Units from Schwark Jensen Golden Grain, LLC (“Schwarck Jensen”), pursuant to that certain Membership Purchase Agreement dated as of January 31, 2006(the “Schwarck Jensen Agreement”); and

WHEREAS, the Company desires to redeem, and Fagen desires to have redeemed as of the Redemption Date, the Units pursuant to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

SECTION 1

Redemption Price and Manner of Payment

1.1           Redemption Price.   The redemption price (the “Redemption Price”) for the Units shall be Two Dollars and Sixty Two and One-Half Cents ($2.625) per Unit, or a total of Seven Million Eight Hundred Seventy Five Thousand Dollars ($7,875,000).

1.2           Manner of Payment.   Payment of the entire Redemption Price by certified check or wire transfer of immediately available funds delivered by the Company to Fagen within two (2) business days the Redemption Date.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby makes the following representations and warranties to Fagen, and agrees to carry out the covenants and agreements hereinafter set forth:

2.1           Capitalization and Ownership of Units.   The Company currently has 30,000,000 Class A Units authorized, of which 26,676,400 Class A units are presently issued and outstanding, all of which outstanding Units are fully paid and non-assessable and have been legally issued. There are no existing options, calls or commitments of any character relating to any Units or to in any manner issue any Units.

2.2           Organization.   The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, violate or breach any provision of the Company’s Articles of Organization or Operating Agreement, both as amended through the Redemption Date (the “Governing Documents”) or any other agreements, whether written or oral, to or by which the Company is bound. Any waiver of any provision or requirement contained in the Governing Documents relating to this Agreement and/or the Schwarck Jensen Agreement, and the transactions contemplated hereby and thereby, has been properly and duly made and is legally binding and enforceable against the Company in accordance with its terms.

2.3           Authorization and Binding Obligation.   This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms.

2.4           Securities Laws.   The Units were not offered, sold or issued in violation of the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder (the “Securities Act”) and were and are registered under the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder (the “Exchange Act”). The Units were offered, sold, issued and are registered under all applicable state securities laws (the “Blue Sky Laws”). The redemption of the Units does not and will not violate the Securities Act, the Exchange Act or any applicable Blue Sky Laws.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF FAGEN

Fagen hereby makes the following representations and warranties to the Company, and agrees to carry out the covenants and agreements hereinafter set forth:

3.1           Organization, Standing and Authority.   Fagen is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. Fagen has the necessary power to execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms.

3.2           Authorization.   This Agreement constitutes a legal, valid, and binding obligation of Fagen, enforceable against Fagen in accordance with its terms.

3.3           Marketable Title.   Based solely and exclusively upon the representations of Schwarck Jensen to Fagen in the Schwarck Jensen Agreement: (a) Fagen has good and marketable title to the Units;  (b) the Units delivered by Fagen to the Company shall be free and clear of all liens, charges, security interests and encumbrances; (c) no person or entity other than Fagen has any right, title or interest in or to the Units. Fagen has not transferred, sold or pledged the Units or any right, title or interest therein since the Units were acquired from Schwarck Jensen under the Schwarck Jensen Agreement.

3.4           Legal and Governmental Proceedings.   Fagen is not subject to any order of any court or governmental authority or agency and there are no legal actions or governmental proceedings or investigations pending or, to the best of Fagen’s knowledge, threatened, which would have a material adverse impact on Fagen or would adversely affect the Company or Fagen’s ability to perform according to the terms of this Agreement.

SECTION 4

DEFAULT

4.1           Default.   In the event Fagen defaults or is in breach of its obligations under this Agreement by failing to consummate the redemption as described herein, or fails to perform or observe any other term or condition of this Agreement, then this Agreement shall be in default and the Company shall be entitled to pursue all remedies available at law or in equity.

SECTION 5

ADDITIONAL UNDERTAKINGS

5.1           Additional Instruments.   Each party to this Agreement shall execute and deliver or use its best efforts to cause to be executed and delivered such additional instruments and documents as any other party may reasonably request for the purpose of carrying out this Agreement.

SECTION 6

SURVIVAL OF COVENANTS, REPRESENTATIONS AND
WARRANTIES

6.1           Covenants.   All covenants contained in this Agreement shall survive Redemption Date.

6.2           Representations and Warranties.   All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive Redemption Date.

SECTION 7

INDEMNIFICATIONS

7.1           Indemnification by the Company.   The Company shall indemnify and hold Fagen harmless against and with respect to, and shall reimburse Fagen any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant by the Company contained herein or in any certificate, document or instrument delivered to Fagen hereunder as well as any losses, liabilities or damages resulting form or related to Fagen’s acquisition of the Units pursuant to the Schwarck Jensen Agreement and the redemption by the Company of the Units hereunder.

7.2           Indemnifications by Fagen.   Fagen shall indemnify and hold the Company harmless against and with respect to, and shall reimburse the Company for any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant by Fagen contained herein or in any certificate, document or instrument delivered to the Company hereunder.

7.3           Attorneys’ Fees.   The indemnity set forth in Sections 7.1 and 7.2 above shall include providing reasonable attorneys’ fees and costs to the other party as required to enforce the terms of said  indemnity.

7.4           Notices.   The Company and Fagen shall provide the other with as much notice as possible of a potential claim pursuant to this Section.

SECTION 8

MISCELLANEOUS

8.1           Notices.   Any notice or communication required or performed hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid to the following individuals:

To Company:	Golden Grain Energy, LLC

1822 43rd St. SW

Mason City, IA 50401

To Fagen:	Ron or Diane Fagen
501 West Highway 212
P.O. Box 159
Granite Falls, MN 56241

Any such notice shall become effective on the third day after the day of mailing thereof, postage prepaid, registered or certified mail.

8.2           Contents of Agreement.   This Agreement sets forth the entire understanding of the parties and supersedes any prior agreement or understanding relating to the subject matter of this Agreement. It shall be changed or terminated only by an instrument executed by all parties hereto in writing.

8.3           No Assignments.   No  party may assign nor delegate any of  its rights or obligations hereunder without first obtaining the written consents of the other parties to this Agreement.

8.4           Binding on Successors.   All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors, personal representatives, heirs and permitted assigns of the parties hereto.

8.5           Governing Law.   This Agreement is being delivered and is intended to be performed in the State of Iowa and shall be construed and enforced in accordance with the laws of the State of Iowa.

8.6           Interpretation.   Wherever used herein the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The paragraph headings are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of this Agreement.

8.7           Counterparts.   This Agreement may be executed in any number of counterparts, including without limitation via facsimile or other electronic means, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall become effective at such time as counterparts thereof have been executed by each of the parties and it shall not be a condition to its effectiveness that each of the parties has executed the same counterpart.

8.8           Construction.   Each party hereto has had the opportunity to fully negotiate the terms hereof and modify the draftsmanship of this Agreement. Therefore, the terms of this Agreement shall not be construed and interpreted with any presumption, inference or rule requiring construction or interpretation of any provision of this Agreement against the interest of the party causing this Agreement to be drafted.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:

Golden Grain Energy, LLC

By:	/s/ Walter Wendland
Its:	President

FAGEN:

Fagen Energy, LLC

By:	/s/ Diane Fagen
Its:	CEO & President